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                                                                     EXHIBIT  11

        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

       The Company reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income (loss) increased by the expenses on the debentures. Computations of net income (loss) per share on the primary and fully diluted bases for the third quarter and first three quarters of 1995 and 1994 were:

                                                                         THE QUARTER ENDED               THE YEAR-TO-DATE ENDED
                                                                     ----------------------------     ----------------------------
                                                                     OCTOBER 1,        OCTOBER 2,     OCTOBER 1,        OCTOBER 2,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                      1995              1994           1995              1994
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PRIMARY NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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Income (loss) from continuing operations                              $    1,561      $   (15,319)    $    1,142        $  (25,538)
Loss from discontinued operations                                           (171)          (2,620)          (468)           (1,847)
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Net income (loss)                                                     $    1,390      $   (17,939)    $      674        $  (27,385)
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Weighted average common shares outstanding                                18,094            7,310         14,958             7,310
Weighted average common equivalent shares from stock options                   -                -              -                 -
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Weighted average common shares and equivalent shares                      18,094            7,310         14,958             7,310
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Primary net income (loss) per share and equivalent share from (1):
       Continuing operations                                          $     0.09      $     (2.09)    $     0.08        $    (3.50)
       Discontinued operations                                             (0.01)           (0.36)         (0.03)            (0.25)
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Primary net income (loss) per share and equivalent share (1)          $     0.08      $     (2.45)    $     0.05        $    (3.75)
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FULLY DILUTED NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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Income (loss) from continuing operations                              $    1,561      $   (15,319)    $    1,142        $  (25,538)
Loss from discontinued operations                                           (171)          (2,620)          (468)           (1,847)
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Net income (loss)                                                          1,390          (17,939)           674           (27,385)
Debenture interest and issuance costs                                        295              300            889               904
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Adjusted net income (loss)                                            $    1,685      $   (17,639)    $    1,563        $  (26,481)
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Weighted average common shares outstanding                                18,094            7,310         14,958             7,310
Weighted average common equivalent shares
       Stock options                                                           -                -              -                 -
       7% convertible debentures                                             834              804            834               804
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Weighted average common shares and equivalent shares                      18,928            8,114         15,792             8,114
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Fully diluted net income (loss) per share and equivalent
  share from (1):
       Continuing operations                                          $     0.09      $     (2.09)    $     0.08        $    (3.50)
       Discontinued operations                                             (0.01)           (0.36)         (0.03)            (0.25)
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Fully diluted net income (loss) per share and equivalent share (1)    $     0.08      $     (2.45)    $     0.05        $    (3.75)
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

(1) For the third quarter and first three quarters of 1995 and 1994, the primary and fully diluted net income (loss) per share were the same because the fully diluted computation was antidilutive.


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